Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-221694) of Cannae Holdings, Inc. of our report dated April 1, 2019 relating to the financial statements of The Dun & Bradstreet Corporation, which appears in this Current Report on Form 8-K.
/s/ PricewaterhouseCoopers LLP
New York, NY
April 23, 2019